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                                                                   Exhibit 21.1

                         Subsidiaries of the Registrant








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                                                                    EXHIBIT 21.1

                                CYTRX CORPORATION
                                 1997 FORM 10-K
                         SUBSIDIARIES OF THE REGISTRANT

                                                                                     Percentage
Name of Subsidiary                     State of Incorporation                       of Ownership
------------------                     ----------------------                       ------------

Custom Adjuvants, Inc.                      Georgia                                     100%

Proceutics, Inc.                            Delaware                                    100%

Vetlife, Inc.                               Delaware                                    100%

Vaxcel, Inc.                                Delaware                                    87.5%